WELCOME 2023 Annual Meeting

D. Neil Dauby Chairman & CEO

Management Report

F o rw a rd L o o k in g S ta te m e n t CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS When used in this presentation and our oral statements, the words or phrases “believe,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this presentation, and we do not undertake any obligation to update any forward- looking statement to reflect circumstances or events that occur in the future. By their nature, these statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those anticipated in the statements. Factors that could cause actual results and performance to vary materially from those expressed or implied by any forward-looking statement include those that are discussed in Item 1, “Business – Forward Looking Statements and Associated Risk,” and Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for 2022 as updated and supplemented by our other SEC reports filed from time to time.

2022 Year in Review

Who We Are Indiana & Kentucky Community-focused Financial Services Organization • Banking, Insurance, Investments & Trust • $6.2 Billion Total Banking Assets • $2.3 Billion Investment and Trust Assets Under Management • $72 Million Annual Insurance Premiums • ~ 865 Team Members • 77 Banking Offices

$3,929 $4,398 $4,978 $5,609 $6,156 1.38% 1.43% 1.32% 1.57% 1.26% $- $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 12/31/18 12/31/19 12/31/20 12/31/21 12/31/22 (Dollars in Millions) Total Assets Return on Average Assets 1.47% * * Adjusted Return on Average Assets is a non-GAAP financial measure. Refer to “Use of Non-GAAP Financial Measures” for additional information, including a reconciliation to the comparable GAAP financial measure.

$46,529 $59,222 $62,210 $84,137 $81,825 $95,922 $1.99 $2.29 $2.34 $3.17 $2.78 $3.26 $- $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 $8.00 $9.00 $10.00 $- $20,000 $40,000 $60,000 $80,000 $100,000 $120,000 12/31/18 12/31/19 12/31/20 12/31/21 12/31/22 12/31/22 Net Income & Earnings Per Share Earnings Per Share (As Adjusted *)* Adjusted Net-Income and adjusted Earnings per Share are non-GAAP financial measures. Refer to “Use of Non- GAAP Financial Measures” for additional information, including a reconciliation to the comparable GAAP financial measure. (Dollars in Thousands except per share data)

Wealth Management Fees, $10.1 million, 17% Service Charges on Deposit Accounts, $11.5 million, 19% Insurance Revenues, $10.0 million, 17% Interchange Fee Income, $15.8 million, 27% Other Operating Income, $7.3 million 12% Net Gains on Sales of Loans, $3.8 million, 7% Net Gains on Sales of Securities, $0.6 million, 1% Non-Interest Income as of December 31, 2022 Total Non-Interest Income $59.1 million

S & P Global Market Intelligence Ranks the Best- Performing Community Bank, Credit Unions and US Public Banks for 2022 German American Bank Ranked as a Top 20 Bank in the nation by S & P Global Market Intelligence JASPER, Ind., March 23, 2023 -- German American Bancorp, Inc. (Nasdaq: GABC) has earned the #19 ranking out of 196 community banks in the nation on the S&P Global Market Intelligence annual ranking of 2022’s best-performing community banks with assets between $3 billion and $10 billion. German American was the only bank serving Indiana or Kentucky listed within the top 20 rankings. “It’s a great honor to be ranked in the top 20 of community banks in the nation by S&P Global, and the only bank serving Indiana or Kentucky listed as a top 20 bank,” said Neil Dauby, President and CEO. “With the current volatility in the banking sector, we hope our shareholders, customers, employees and our communities find this welcome news as the ranking speaks to the strength and resilience of our organization. This recognition is a testament to the hard work and dedication of the entire German American team, and we are very proud to receive it.” About German American German American Bancorp, Inc. is a Nasdaq-traded (symbol: GABC) financial holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bank, operates 77 banking offices in 20 southern Indiana counties and 14 counties in Kentucky. The Company also owns an investment brokerage subsidiary (German American Investment Services, Inc.) and a full line property and casualty insurance agency (German American Insurance, Inc.).

Non-Interest Bearing Demand, $ 1,601.2 million, 31% Interest Bearing Demand, Savings & Money Market, $ 3,039.4 million, 59% Time Deposits, $ 514.3 million, 10% Total Deposits $5,154.9 million Business, 33% Retail, 49% Public Fund, 18% 21% of Total Deposits are Uninsured as of 03/31/23 Average Deposit Account Size equals $25,500 Types of Deposits NOTES: Deposit Composition as of March 31, 2023

Sources of Liquidity  FHLB Borrowings  Overnight Borrowings from other FIs  Securities Portfolio Wholesale Brokered Deposits  FRB Discount Window  FRB Bank Term Funding Program

Capital Ratios 03/31/23 Ratio 12/31/22 Ratio Minimum for Capital Adequacy Purposes Total Capital (to Risk Weighted Assets) ……………….. 15.89% 15.45% 8.00% Tier 1 (Core) Capital (to Risk Weighted Assets) …………. 14.32% 13.97% 6.00% Common Tier 1 (CET 1) Captial Ratio (to Risk Weighted Assets) …………………………………..….. 13.60% 13.26% 4.50% Tier 1 Capital (to Average Assets) ……………………………...…………11.08% 10.50% 4.00%

YTD Price Change (As of 05/15/23) -27.04 -28.09 -35.59 -40.00 -37.50 -35.00 -32.50 -30.00 -27.50 -25.00 -22.50 -20.00 -17.50 -15.00 -12.50 -10.00 -7.50 -5.00 -2.50 0.00 GABC Average of Midwestern Peer Group * S&P Regional Banks Select Industry Index * Midwestern Peer Group used for Proxy Statement Compensation purposes

17.79% 220.17% 554.52% 13.19% 158.70% 118.10% 0.00% 100.00% 200.00% 300.00% 400.00% 500.00% 600.00% 700.00% 5 year 10 year 15 year GABC S&P Regional Banks Select Industry Index Cumulative Total Shareholder Return

Use of Non-GAAP Measures

The accounting and reporting policies of German American Bancorp, Inc. (the "Company") conform to U.S. generally accepted accounting principles ("GAAP") and general practices within the banking industry. As a supplement to GAAP, the Company has provided certain, non-GAAP financial measures, which it believes are useful because they assist investors in assessing the Company's operating performance. Specifically, the Company has presented its provision for credit losses, non-interest expense, net income, earnings per share, and return on average assets on an as adjusted basis for the year ended December 31, 2022 to reflect the exclusion of the following items related to the CUB merger: (1) the Current Expected Credit Losses ("CECL") "Day 1" provision expense for acquired loans that have only insignificant credit deterioration (i.e., non-PCD loans), and (2) non-recurring acquisition-related expenses. Management believes excluding such items from these financial measures may be useful in assessing the Company's underlying operational performance since the merger transaction does not pertain to its core business operations and exclusion may facilitate better comparability between periods. In addition, management believes that excluding non-recurring acquisition-related expenses and the CECL Day 1 non-PCD provision expense such measures may be useful to the Company, as well as analysts and investors, since these expenses can vary significantly based on the size, type, and structure of each acquisition. Additionally, management believes excluding these items may enhance comparability for peer comparison purposes. Although intended to enhance investors' understanding of the Company's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP.

Non-GAAP Reconciliation

Dollars in Thousands, except per share amounts	Year Ended 12/31/2022	Adjustments[1]	Adjusted 12/31/22
Total Revenue	$ 259,717	$ -	$ 259,717
Provision for Credit Losses Expense	6,350	(6,300)	50
Non-interest Expense	154,191	(12,323)	141,868
Income Before Income Taxes	99,176	18,623	117,799
Incom Tax Expense	17,351	4,526	21,877
Net Income	$ 81,825	$ 14,097	$ 95,922
Weighted Average Shares Outstanding	29,464,591	-	29,457,396
Earnings Per Share	$ 2.78	$ 0.48	$ 3.26
Net Income	$ 81,825	$ 14,097	$ 95,922
Average Assets	$ 6,514,030	$ -	$ 6,514,030
Return on Average Assets	1.26%		1.47%

[1] The Provision for Credit Losses adjustment reflects the initial increase in allowance for credit losses required on acquired non-PCD loans through the provision for credit losses as a result of the completion of the CUB merger. The Non-interest expense adjustment reflects non-recurring acquistion-related expenses for the completed CUB merger.